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                                                                    EXHIBIT 10.5





          ------------------------------------------------------------

                              AMENDED AND RESTATED
                               OPERATING AGREEMENT
                                       OF
                            MEDCATH OF TUCSON, L.L.C.

          ------------------------------------------------------------










                             Executed July 20, 1999

                                       and

                          Effective as of July 31, 1999





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                              AMENDED AND RESTATED
                               OPERATING AGREEMENT
                                       OF
                            MEDCATH OF TUCSON, L.L.C.
                   A North Carolina Limited Liability Company


         THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM SUCH REGISTRATION SET FORTH IN THE SECURITIES ACT OF 1933 PROVIDED BY SECTION 4(2) THEREOF, NOR HAVE THEY BEEN REGISTERED WITH THE SECURITIES COMMISSION OF CERTAIN STATES IN RELIANCE UPON CERTAIN EXEMPTIONS FROM REGISTRATION. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE OFFERED WITH THE TERMS AND CONDITIONS OF THIS AGREEMENT AND IN A TRANSACTION WHICH IS EITHER EXEMPT FROM REGISTRATION UNDER SUCH ACTS OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACTS.

         THIS AMENDED AND RESTATED OPERATING AGREEMENT (the "Agreement") of MedCath of Tucson, L.L.C. (the "Company"), a North Carolina Limited Liability Company, is made and entered into as of the 20th day of July, 1999, and is effective as of July 31, 1999 (the "Effective Date") by and among the Company, CARONDELET HEALTH NETWORK, an Arizona nonprofit corporation ("CHN"), SOUTHERN ARIZONA HEART, INC., a North Carolina corporation ("SAHI") that is the assignee of MEDCATH INCORPORATED, a North Carolina corporation ("MedCath"), and each of the INVESTOR MEMBERS (as defined herein).

                                    RECITALS

         1. On or about September 14, 1995, SAHI and certain Investor Members formed the Company in accordance with the original operating agreement of the Company, dated as of September 14, 1995, (as amended, the "Original Agreement").

         2. The Company was formed to own and operate an acute care hospital located in Tucson, Arizona specializing in all aspects of cardiology and cardiovascular care and surgery (the "Hospital"). The Hospital began its operations in October of 1997.

         3. It is intended that the Hospital will be a cost efficient, quality provider of medical services within the Tucson, Arizona area in a manner which is consistent with the national healthcare goals of lowering the costs of healthcare.


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         4.       The capital contributions and active involvement of the
Investor Members (and new Investor Members being admitted on or after the date hereof) are necessary to enable the Company to achieve its objectives.

         5. CHN is willing to become a Member in order to improve the quality of the cardiology and cardiovascular care of its patients, and thereby to further its tax-exempt purpose. As a Member, CHN will provide the Company with additional assets and other assistance that will enhance the Company's prospects of providing its services on a more cost-efficient basis.

         6. Additionally, the parties anticipate that the involvement of CHN in the Company will enhance the Hospital's ability to lower mortality rates related to cardiac disease in the Tucson area.

                                    AGREEMENT

         Therefore, for valuable consideration, the parties hereby amend in its entirety and restate the Original Agreement to read as follows as of the Effective Date:

                                    ARTICLE I

                                   DEFINITIONS

         As used in this Agreement, the following terms shall have the following meanings (unless otherwise expressly provided herein).

         1.1 "Affiliate" shall mean with respect to a Person, (i) any relative of such Person; (ii) any officer, director, trustee, partner, manager, employee or holder of ten percent (10%) or more of any class of the outstanding voting securities or of an equity interest of such Person; (iii) any corporation, partnership, limited liability company, trust, or any officer, director, trustee, partner, manager, employee or holder of ten percent (10%) or more of the outstanding voting securities or of an equity interest of any corporation, partnership, limited liability company, trust or other equity, controlling, controlled by, or under common control with such Person or (iv) with respect to a Person which is a non-profit corporation or association, any member of such non-profit corporation or any Person whose officers, directors or employees are the majority of the directors or trustees of any Person or any other non-profit corporation of which such Person is itself directly or indirectly a member or whose representatives are the majority of directors or trustees of any other Person or any Person controlling, controlled by or under common control with a non-profit Member.

         1.2 "Agreement" shall mean this Amended and Restated Operating Agreement, as amended from time to time.


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         1.3      "Articles of Organization" shall mean the Articles of
Organization of the Company, as filed with the Secretary of State of North Carolina and as the same may be amended from time to time.

         1.4 "Board" shall mean the Board of Directors of the Company, which shall manage the Company in accordance with the terms hereof. To the extent SAHI, CHN and the Investor Members (as a group) have made one third of the Capital Contributions to the Company, the Board shall consist of nine (9) Board members and shall include three (3) members designated from time to time by CHN, three (3) members designated from time to time by the Investor Members one (1) of whom shall be the medical director of the Hospital, and three (3) members designated from time to time by SAHI, one of whom may be the president or chief executive officer of the Company. If, within 90 days after the due date for any additional Capital Contributions requested by SAHI to be made by the Members under Section 3.5(b), the Capital Contributions made by any of SAHI, CHN or the Investor Members (as a group) are less than one third of the total Capital Contributions made to the Company, the Board representation of the Member(s) (or group of Members) that has not contributed at least one third of the total Capital Contributions shall be reduced to a number determined by (i) dividing the total Capital Contributions made by such Member(s) (or group of Members) by the total Capital Contributions made by all Members, (ii) multiplying the resulting quotient by nine (9) and (iii) rounding the product thereof to the lowest whole number, but not less than one (1), and the size of the Board shall be reduced accordingly. If the Investor Members designate only one Board Member, that Board Member must be the medical director of the Hospital. Each individual member of the Board shall be referred to from time to time as a "Board Member". Each Board Member may be removed and replaced at any time and for any reason by the Member or Members who are entitled hereunder to designate such Board Member.

         1.5 "Capital Account" shall mean the amount of any actual or imputed contribution to the capital of the Company of each of the Members, including any value specifically assigned to any property or right, tangible or intangible, contributed by such Member to the capital of the Company, as the same may be (i) increased from time to time by such Member's share of income and gains for federal income tax purposes, (ii) decreased from time to time by distributions to such Member from the Company and by such Member's share of deductions or losses for Federal income tax purposes, (iii) increased and/or decreased by those other items required by the Code and the Regulations thereunder (items described in (i) and (ii) are subject to change from time to time to comply with the Code and the Regulations), and (iv) upon or in connection with (1) the liquidation of the Company, (2) a contribution of money or other property (other than a de minimis amount) to the Company by a new or existing member as consideration for an interest in the Company, or (3) a distribution of money or other property (other than a de minimis amount) by the Company to a retiring or continuing member as consideration for an interest in the Company, the capital accounts of all Members shall be increased or decreased to reflect a re-evaluation of all assets of the Company on its books and records in accordance with the requirements of Treasury


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Regulation Section 1.704-1(b)(2)(iv)(f) or any successor regulatory or statutory provision, as of the date that the event occurs causing the capital accounts to be re-evaluated. For purposes of computing the amount of any item of income, gain, deduction, or loss to be reflected in the Member's Capital Accounts, the determination, recognition, and classification of any such items shall be the same as its determination, recognition, and classification for Federal income tax purposes (including any method of depreciation, cost recovery, or amortization used for this purpose); provided that if in any taxable year the Company has in effect an election under Section 754 of the Code, capital accounts shall be adjusted in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(m). Loans by a Member to the Company shall not be considered Capital Contributions. If any Member shall advance funds to the Company in excess of the amounts required hereunder to be contributed by it to the capital of the Company, the making of such advances shall not result in any increase in the amount of the Capital Account of such Member, shall be treated solely as loans, and shall be payable or collectible only out of the Company assets in accordance with the terms and conditions upon which such advances are made.

         The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulation Section 1.704-1(b)(2)(iv), and shall be interpreted and applied in a manner consistent with such Regulation. In the event the Board shall determine upon advice of the accountants or firm of accountants then regularly retained by the Company (the "Accountant") that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed to comply with such Regulation, the Board may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Member pursuant to Articles VI or VII hereof upon the dissolution of the Company. In the event the Board shall determine upon the advice of the Accountant that such adjustments are necessary or appropriate to comply with Regulation Section 1.704-1(b)(2)(iv), the Board shall adjust the amounts debited or credited to Capital Accounts with respect to (i) any property contributed by the Members or distributed to the Members and (ii) any liabilities secured by such contributed or distributed property or assumed by the Members. Upon advice of the Accountant, the Board may also make any other appropriate modifications if unanticipated events might otherwise cause this Agreement not to comply with Regulation Section 1.704-1(b). In the event of a Transfer following which the Transferor is no longer a Member or Economic Interest Owner, the Transferee shall succeed to the Capital Account of the Transferor.

         1.6 "Capital Contribution" shall mean the gross amount of investment in the Company by each and all of the Members.

         1.7 "Cash Distributions" shall mean net cash distributed to Members resulting from Cash Flow from Operations or Cash from Sales or Refinancing, but shall not include cash distributed to SAHI or CHN as fees for services (including for guarantees of Company debt) or any amount in repayment of loans made by the Members to the Company.


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         1.8      "Cash Flow from Operations" shall mean, subject to the terms of Section 6.1, net cash funds provided from operations of the Company or investment of any Company funds, without deduction for depreciation, but after deducting cash funds used to pay or establish a reserve for expenses (including without limitation, amounts paid for goods and services purchased by the Company from CHN, SAHI or their Affiliates), debt payments (including without limitation, interest due on amounts loaned by SAHI or CHN or their respective Affiliates to the Company), guarantee fees, capital improvements, and replacements and for such other items as the Board reasonably determines to be necessary or appropriate.

         1.9 "Cash from Sales or Refinancing" shall mean the net cash proceeds received by the Company from or as a result of any Sale or Refinancing of property after deducting (i) all expenses incurred in connection therewith,
(ii) any amounts applied toward the payment of any indebtedness and other obligations of the Company, including payments of principal and interest on mortgages, (iii) the payment of any other expenses or amounts owed by the Company to other parties, and (iv) the establishment of any reserves reasonably deemed necessary by the Board. If the proceeds of any Sale or Refinancing are paid in more than one installment, each such installment shall be treated as a separate Sale or Refinancing for the purposes of this definition.

         1.10 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time. "Regulations" shall mean rules, orders, and regulations issued pursuant to or under the authority of the Code. Any reference herein to a specific section(s) of the Code or Regulations shall be deemed to include a reference to any corresponding provision of future law.

         1.11 "Company" shall refer to MedCath of Tucson, L.L.C. which shall be created upon the filing of the Articles of Organization with the Office of the Secretary of State of North Carolina, to be operated under the name MedCath of Tucson, L.L.C., a North Carolina limited liability company, and to continue under this Agreement, as amended from time to time.

         1.12 "Economic Interest" shall refer to that portion of the Membership Interest of a Member in the economic rights and benefits of the Company, including but not limited to all Income, Loss and Cash Distributions. Such an Economic Interest will be measured by an amount equal to the percentage of the Member's Membership Interest in the Company as the same may be adjusted from time to time.

         1.13 "Economic Interest Owner" shall mean a person who has acquired a Member's Economic Interest but who has not become a Member.

         1.14 "Entity" shall mean any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative or association or any foreign trust or foreign business organization.


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         1.15     "Hospital" shall have the meaning provided in Recital 2
hereof.

         1.16 "Income" or "Loss" shall mean, with respect to any fiscal year, (a) the taxable income or taxable loss in such year or other period determined in accordance with Code Section 703(a) by the Company under the Code and Regulations including, without limitation, each item of income, credit, gain, loss, or deduction required to be separately stated pursuant to Code
Section 703(a)(1), determined by the method of accounting then being utilized by the Company (provided it is permitted by the Code), applied on a consistent basis throughout the period for which taxable income or taxable loss is determined, adjusted to take into account (i) any tax exempt income received or accrued; (ii) expenditures and losses referred to in Code Section 705(a)(2)(B), 267(a)(1), 707(b), and 709 which are not deductible, depreciable, or amortizable in computing net income or net loss; (iii) amounts of net income or net loss that would be recognized if property distributed in kind to a Member was sold to an unrelated person at fair market value on the date of distribution, and (iv) expenditures which reduce capital accounts under Regulation Section 1.704-1(b)(2)(iv) including, but not limited to, nonamortizable syndication expenses. To the extent the Company recognizes a tax deduction attributable to an amount included in Income or Loss under the preceding sentence, such amount shall not again be included in taxable income or taxable loss but shall be allocated among the Members in accordance with the allocation of the amount under the preceding sentence or (b), as applicable for purposes of generally accepted accounting principles ("GAAP"), "Income" or "Loss" as determined in accordance with GAAP.

         1.17 "Investor Members" shall mean the Members other than SAHI and CHN or their permitted assignees.

         1.18 "Majority Vote of Investor Members" shall refer to the affirmative vote, approval or consent of Investor Members holding a majority of the Membership Interests held by the Investor Members in the aggregate.

         1.19 "Majority Vote of Members" shall refer to the affirmative vote, approval or consent of Members holding seventy-five percent (75%) of the Membership Interests in the aggregate.

         1.20 "Manager" shall refer to SAHI which shall provide certain management services to the Company and the Hospital in accordance with the terms of this Agreement. However, for purposes of the North Carolina Act, the Company shall be managed by the Board in accordance with the terms hereof. Pursuant to this Agreement and the Articles of Organization, no Member shall automatically be a manager by virtue of such Person's status as a Member.

         1.21 "Material Agreement" shall mean any binding agreement entered into after the date hereof which may not be canceled without penalty upon less than ninety (90) days notice and which calls for the expenditure of funds, or involves an obligation for financing, in excess of $100,000.00 exclusive of agreements or obligations contemplated by any budget, development plan, financing or construction


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contract approved by the Board or agreements incurred in the ordinary course of business such as employment agreements, purchases of supplies and routine services and the like.

         1.22 "Material Decision" shall mean any decisions after the date hereof regarding approvals of the development and operating budgets for the Hospital, the selection of the site for the Hospital, the design of the Hospital, the selection of the Hospital's senior administrator, strategic planning, the execution of managed care contracts, the execution of exclusive contracts to provide physician services to the Company and any request for additional capital contributions funding pursuant to Section 3.5(b) of this Operating Agreement.

         1.23 "MedCath" shall refer to MedCath Incorporated, which is the sole shareholder of SAHI.

         1.24 "Member" shall refer to the each Person admitted as a member prior to or after the date hereof in accordance with this Agreement. To the extent a Manager has purchased a Membership Interest in the Company, such Person will have all the rights of a Member with respect to such Membership Interest, and the term "Member" as used herein shall include a Manager to the extent it has purchased such Membership Interest in the Company. If a Person is already a Member immediately prior to the purchase or other acquisition by such Person of an Economic Interest or Membership Interest, such Person shall have all the rights of a Member with respect to such purchased or otherwise acquired Membership Interest or Economic Interest, as the case may be.

         1.25 "Membership Interest" shall mean all of a Member's rights in the Company, including without limitation the Member's share of the profits, losses and benefits of the Company, the right to receive distributions of Company assets, any right to vote, any right to participate in the management of the business and affairs of the Company, including the right to vote on, consent to, or otherwise participate in any decision or action of or by the Members granted pursuant to this Agreement or the North Carolina Act. The Membership Interest of each Member shall be recorded and maintained by and shall be based upon the pro rata Capital Contribution of each Member.

         1.26 "Minimum Gain" shall mean the excess, if any, of debt of the Company as to which no Member is personally liable over the Company's basis in the assets that secure such debt, and as such term is further defined in Temporary Regulation Section 1.704-1T(b)(4)(iv)(c).

         1.27 "North Carolina Act." The North Carolina Limited Liability Company Act, N.C. Gen. Stat. ss.57-1-01, et. seq.

         1.28 "Organization Expenses" shall mean those expenses incurred, either by the Company or for which the Company has agreed to make reimbursement, in connection with the formation or restructuring of the Membership of the Company


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including such expenses as: (i) registration fees, filing fees, and taxes; and
(ii) legal fees incurred in connection with any of the foregoing.

         1.29 "Person" shall mean any individual or Entity, and the heirs, executors, administrators, legal representatives, successors, and assigns of such individual or Entity where the context so permits.

         1.30 "Prime Rate" means the rate of interest as of the relevant day or time period as announced by NationsBank, N.A. or its successor in interest from time to time as its prime or reference rate.

         1.31     "Program Property" shall mean (a) subject to the provision of
Section 5.9(f), the cardiothoracic and cardiovascular surgery programs, activities and business of CHN which prior to the date hereof have been conducted in Tucson, Arizona at its St. Joseph and St. Mary Hospitals, including without limitation, all goodwill associated therewith, the rights to provide such services pursuant to managed care contracts to which CHN or the Hospitals are parties, which rights shall be promptly assigned or subcontracted to the Company subject to obtaining any required consents thereto from such managed care providers which consents CHN shall diligently use its best efforts to obtain, (b) the right to hire CHN's employees who are currently employed in providing such services and the right to use the name "Carondelet" in connection with the Hospital in a manner reasonably approved by CHN, and (c) CHN's agreement to the terms of Section 5.9(b) hereof, the value of which is agreed to equal Nine Hundred Sixty-Six Thousand Three Hundred Sixty-Four Dollars ($966,364.00).

         1.32 "Refinancing" means any borrowing incurred or made to recapitalize the Company or the equity investment in, or to refinance any loan used to finance the acquisition of property.

         1.33     "Sale" means the sale, exchange, involuntary conversion
(other than a casualty followed by reconstruction), condemnation, or other disposition of property by the Company, except for dispositions of inventory items and personal property in the ordinary course of business and in connection with the replacement of such property.

         1.34 "Substitute Member" shall mean a Transferee of a Member who has been admitted to the Company and granted all the rights of a Member in place of his or her Transferor pursuant to the provisions of this Agreement. A Substitute Member, upon his or her admission as such, shall replace and succeed to the rights, privileges, and liabilities of the Member from whom he or she acquired his or her interest in the Company, to the extent of the Economic Interest Transferred.

         1.35 "Transfer" shall mean the voluntary or involuntary sale, transfer, assignment, pledge, encumbrance or other disposition, by operation of law or otherwise, of a Membership Interest or Economic Interest and shall include any change of 50% or more in the record or beneficial ownership of or membership (including, without limitation, such a change in the membership of a nonprofit corporation such as CHN) in


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any Person that owns or controls, directly or indirectly (including through one or more subsidiaries), a Membership Interest or Economic Interest. In the case of CHN, a Transfer shall include the sale by it of both St. Mary's Hospital and St. Joseph's Hospital (or if one of such hospitals has been sold under Section 5.9(g), a Transfer by CHN shall include the sale of its last hospital) to a Person that is not an Affiliate of CHN. "Transferor" shall mean the Member or Economic Interest Owner making the Transfer or with respect to which the Transfer is occurring, and "Transferee" shall mean the recipient of the Membership Interest or Economic Interest, the Person(s) acquiring, directly or indirectly, 50% or more of the record or beneficial ownership of or membership (including, without limitation, the Person(s) acquiring or becoming 50% or more of the membership in a nonprofit corporation such as CHN) in any Person that owns or controls a Membership Interest or Economic Interest or, in the case of CHN, any Person (other than a CHN Affiliate) who hereafter becomes the owner of St. Mary's Hospital or St. Joseph's Hospital.

                                   ARTICLE II

              FORMATION AND AGREEMENT OF LIMITED LIABILITY COMPANY

         2.1 Company Formation. The Company was formed upon the filing of the Articles of Organization with the Secretary of State of North Carolina in accordance with the provisions of the North Carolina Act. SAHI shall execute or cause to be executed all other such certificates or documents, and shall do or cause to be done all such filing, recording, or other acts, as may be necessary or appropriate from time to time to comply with the requirements of law for the continuation and/or operation of a limited liability company in the State of North Carolina, the operation of a foreign limited liability company in the State of Arizona and other documents to reflect the admission of additional Members to the Company. Any costs incurred by SAHI in connection with the foregoing shall be reimbursed promptly upon the completion of such action.

         2.2 Name of Company. The name of the Company is MEDCATH OF TUCSON, L.L.C., a North Carolina limited liability company.

         2.3 Purposes and Objectives. The principal purposes of the Company are as follows:

                  (a) To own and operate the Hospital which includes, but is not limited to, the following:

                           (i) Providing services and facilities to meet all requirements of the State of Arizona, Medicare, JCAHO and other credentialing or licensing bodies or agencies in order to have the Hospital licensed as a general acute care hospital and to perform cardiology and cardiovascular surgical services of every type or nature and to be eligible to obtain appropriate reimbursements therefore;


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                           (ii)     A building located at 4888 North Stone
                  Avenue, Tucson, Arizona 85704 and containing approximately 60 medical/surgical beds, three heart surgical suites and three cardiac catheterization labs and one electrophysiology lab;

                           (iii)    All appropriate support services and
                  systems; and

                           (iv) Appropriate equipment and services with respect to the facilities described above and as otherwise reasonably necessary or appropriate for the diagnosis and treatment of cardiovascular disease, including but not limited to invasive and non-invasive cardiac testing, interventional treatment including percutaneous transluminal coronary angioplasty and atherectomy, and cardiac surgery which would include, but not be limited to, bypass grafts and valve surgery.

                  (b)      Any other purpose reasonably related to (a) above.

         2.4 Registered Office and Principal Place of Business; Registered Agent. The registered office and principal place of business of the Company shall be maintained at the offices of SAHI, whose mailing address is 7621 Little Avenue, Suite 106, Charlotte, Mecklenburg County, North Carolina 28226 or such other place in the State of North Carolina as SAHI shall designate. The Registered Agent of the Company shall be David Crane whose business office is identical with the registered office. SAHI shall promptly notify the Members of any changes in the principal place of business, the registered office, or the registered agent of the Company.

         2.5 Commencement and Term. The Company commenced upon the filing of the Articles of Organization in the Office of the Secretary of State of North Carolina, and shall continue until December 31, 2035, unless sooner terminated or dissolved as provided herein; provided, however, that the termination date may be extended for up to an additional forty (40) years in five (5) year increments upon the election of SAHI. In the event SAHI does not elect to extend the term hereof, the Board may instead elect to extend the term hereof, subject to SAHI's consent which shall not be unreasonably withheld or delayed.

         2.6 Statement of Philosophy and Values. Notwithstanding anything in this Agreement to the contrary, the Company and the Hospital shall be operated in accordance with the following philosophy and values at all times:

                  (a) The Company and the Hospital shall be operated in accordance with (i) the Ethical and Religious Directives for Catholic Healthcare Services, as promulgated by the United States Catholic Conference and (ii) the policies of CHN with respect to providing indigent care to its patients.


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                  (b)      The Company and the Hospital shall operate under the
         CHN Philosophy, Mission and Value Statement as it exists now and as it may be reasonably amended in the future.

                  (c) The Company shall seek to participate in all public health care financing programs applicable to its business including the Medicare and Medicaid programs.

                  (d) The medical staff of the Hospital shall be open to any physician who meets the qualifications stated in the Bylaws, Rules and Regulations of the Medical Staff.

                  (e) The Company shall adopt and adhere to a conflict of interest policy with respect to contracts between the Company and Members or Directors requiring full disclosure of all conflicts.

                  (f) All medical decisions and all policies and procedures relating to the delivery of medical services at the Hospital shall be made by those physicians who are members of the medical staff of the Hospital as provided in the Bylaws, Rules and Regulations of the medical staff.

                                   ARTICLE III

                        MEMBERS AND CAPITAL CONTRIBUTIONS

         3.1      Contributions of Members.

                  (a) The Members shall have made Capital Contributions as of the Effective Date as follows:

                                    (i)   SAHI shall have contributed Nine
                           Hundred Sixty-Six Thousand Three Hundred Sixty-Four and No/100 Dollars ($966,364.00) to the Company (an additional $53,636 of Capital Contributions made by SAHI prior to the date hereof is being returned to SAHI in order to provide for equal Capital Contributions under (i), (ii) and (iii)) and accordingly shall own at least a thirty-three and one-third percent (33 1/3%) Membership Interest in the Company;

                                    (ii)  CHN shall have contributed the Program
                           Property, which has a fair market value of Nine Hundred Sixty-Six Thousand Three Hundred Sixty-Four and No/100 Dollars ($966,364.00), to the Company and accordingly shall own at least a thirty-three and one-third percent (33 1/3%) Membership Interest in the Company;


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

                                    (iii) Investor Members shall have
                           contributed Nine Hundred Sixty-Six Thousand Three Hundred Sixty-Four and No/100 Dollars ($966,364.00) to the Company and accordingly shall own at least thirty-three and one-third percent (33 1/3%) Membership Interest in the Company.

                  (b) New Investor Members may make additional Capital Contributions of up to an additional Three Hundred Thousand Dollars ($300,000.00) to the Company, in which event CHN and SAHI shall, within thirty (30) days thereafter also make additional Capital Contributions of up to Three Hundred Thousand Dollars ($300,000) each in order to maintain their respective thirty-three and one-third percent (33%) Membership Interests. The Membership Interest of each Member shall be determined based upon the percentage of the actual Capital Contributions made by each Member relative to the Capital Contributions made by all Members.

         3.2 Liability of Members - For Capital. The liability of each Member, as such, shall be limited to the amount of its Capital Contribution as a Member. The Members may be liable to the Company for amounts distributed to them as a return of capital as provided by the North Carolina Act. The Members shall not be required to make any additional Capital Contributions to the Company except as provided in Section 3.5.

         3.3 Members' Accounts and Withdrawals. An individual Capital Account shall be maintained for each Member. No Member shall be entitled to withdraw, or to make demand for withdrawal of any part of his, her or its Capital Account, or to receive any distribution, except as provided herein.

         3.4 Interest on Capital Contributions. No interest shall be paid on Capital Contributions.

         3.5 Additional Funding. If from time to time, SAHI and CHN reasonably determine, with the consent of the Board, which consent shall not be unreasonably withheld or delayed, that funds in addition to that contemplated by
Section 3.1 are necessary or appropriate for the development or operation of the Hospital, then:

                  (a) First, the Company shall use commercially reasonable efforts to borrow such funds from a bank or other lender on terms and conditions reasonably acceptable to the Company. If the Company is unable within a reasonable time, to borrow such funds from a financial institution, SAHI and CHN shall each loan one-half of such funds to the Company from time to time at an annual rate of interest equal to the Prime Rate plus one percent (1%) per annum. Such loan shall be secured by the Company's assets. Interest shall be paid monthly in arrears and principal shall be repaid as the Company has funds available therefor in accordance with Section 6.1. All loans obtained hereunder shall be subject to the approval of the Board, which approval shall not be unreasonably withheld or delayed; provided that all loans and lease financing made by any third party or Affiliate of SAHI prior to the date hereof are hereby deemed approved.

                  (b) Second, SAHI may request that the Members contribute additional capital to the Company pro rata according to their respective Membership Interests, provided however, such Capital Contributions shall be made only if the Board approves (which for purposes of this decision shall also require the approval of a majority of the Board Members elected by the Investor Members) such Capital Contributions, which approval shall not be unreasonably withheld or delayed. If additional Capital Contributions are so approved, each Member may elect whether or not to contribute its pro rata portion thereof. The other Investor Members may elect to contribute capital not contributed by any Investor Member hereunder. SAHI and CHN may then elect to contribute amounts which the Investor Members, in the aggregate, have not so contributed. Thereafter, SAHI shall adjust the Membership Interest of each Member (taking into consideration the Capital Contributions made by the Members in accordance with this
         Section 3.5) in the event any Member elects not to contribute capital pursuant to a capital call approved in accordance with this Section 3.5.

                  (c) The Board may elect to dissolve the Company if funds are not available in accordance with (a) or (b), above.

         3.6      Additional Obligations of CHN.

                  (a) Until such time as CHN is no longer a Member, CHN shall provide to the Company, at the request of SAHI, management and consulting services (the "CHN Management Services"). The CHN Management Services shall include supervising and coordinating the provision by third party vendors or Company employees of services and supplies of the type described on the attached Schedule B. CHN's compensation for the CHN Management Services is specified in Section 3.8.

                  (b) CHN may provide to the Company certain support and ancillary services described in Schedule C at market rates and pursuant to commercially reasonable performance criteria. If CHN fails to provide such services in a commercially reasonable manner, the Company, after providing written notice of and an opportunity for CHN to cure any such material failure, may provide such services itself to the extent the failure remains uncured by CHN.

                  (c) In the event that CHN either ceases to operate or Transfers both St. Mary's and St. Joseph's Hospitals, then CHN shall no longer provide its services hereunder and no further amounts shall be due to CHN under Section 3.6(b). CHN's rights and obligations hereunder are not assignable.

                  (d) The Company and CHN shall cooperate with one another and work together on terms acceptable to each to develop joint marketing and managed care programs and strategies under which they shall market their respective services to residents of the Tucson area and to payors.

         3.7 CHN Guarantees. CHN agrees, on a several basis, to guarantee loans or lease financing first incurred by the Company after the date hereof (excluding any existing obligation of the Company that is refinanced after the date of this Agreement), and to provide security for such guarantees, on the same terms and conditions as guarantees and collateral are hereafter agreed to from time to time by SAHI or its Affiliates, it being the intent of the parties hereto that SAHI and its Affiliates and CHN and its Affiliates share equally the obligations and liabilities for all such guarantees and such collateral and to receive proportionately equal compensation therefor pursuant to Section 5.6(b)(ii). CHN and its Affiliates agree to provide financial statements from time to time and such other information as are reasonably requested by any party providing loans or leasing to the Company and agree to promptly execute such additional documents and agreements as SAHI shall reasonably request that CHN execute for purposes of fulfilling the intent of this Section 3.7.

         3.8 Compensation of CHN for Management Services and Standby Loan and Guaranty Obligations. In consideration of the CHN Management Services and CHN's undertaking to make loans to the Company as and to the extent required under Section 3.5(a), and CHN's agreement to guaranty loans or lease financing as and to the extent provided in Section 3.7, CHN shall be paid annually an amount equal to five percent of all net patient revenues of the Company in excess of the Base Amount for the year. Estimated portions of such fee shall be paid quarterly, payable no later than 15 days after the end of such quarter. The Base Amount shall equal $15,000,000 per year (pro rata for each quarter), increased annually by the Consumer Price Index as reasonably applied by the Company as of January 1 of each year. The fee shall be finally calculated at the end of each year and adjusting payments shall be made by the parties hereto.

                                   ARTICLE IV

                     NAMES AND ADDRESSES OF INITIAL MEMBERS

         4.1 The names and addresses of the Members shall be listed on Schedule A attached hereto.

                                    ARTICLE V

                            MANAGEMENT OF THE COMPANY

         5.1 General Authority and Powers of Board of Directors. Except as set forth elsewhere in this Agreement, the Board shall have authority and control over the management of the business and affairs of the Company and all Material Agreements and Material Decisions with respect to the business and affairs of the Company shall be made by the Board, it being acknowledged however that SAHI, as the Manager of the Company shall have all right and authority to take any and all of the actions listed in subsections (a) through (w) below which it deems necessary or appropriate on behalf of the Company, subject to the terms and conditions of this Agreement:

                  (a) To negotiate and execute on behalf of the Company all documents, instruments and agreements reasonably necessary or appropriate to lease, acquire and/or construct the Hospital and/or the real property on which the Hospital is or will be located, and to borrow funds to finance such lease, acquisition and/or construction, the material terms and conditions of which shall be subject to the approval of the Board but which approval shall not be unreasonably withheld or delayed; provided however, all loans and leases of the Company as of the date hereof, including without limitation, those obtained from MedCath or its Affiliates are deemed approved by the Board;

                  (b) To propose a budget for the development of the Hospital and thereafter, annual operating budgets;

                  (c) To acquire all appropriate equipment and supplies required from time to time in connection with the development and operation of the Hospital (the "Equipment") and loans or other financing therefor, provided however, material items of medical equipment shall be acquired with the approval of the Board, which approval shall not be unreasonably withheld or delayed;

                  (d) To negotiate and execute all other agreements regarding the purchase of goods or services for the Hospital, provided however, except as otherwise required under this Agreement, any Material Agreement shall not be entered into without the approval of the Board, which approval shall not be unreasonably withheld or delayed;

                  (e) With the approval of the Board, which will not be unreasonably withheld or delayed, establish procedures for quality assurance, peer review and granting privileges to physicians at the Hospital;

                  (f) To expend all or portions of the Company's capital and income in furtherance of or relating to the Company's business and purposes, including, but not limited to, payment of all ongoing operational expenses, payment of commissions, organization expenses, professional fees, rental fees, and management fees, and to invest in short-term debt obligations (including, but not limited to, obligations of Federal and state governments and their agencies, commercial paper, and certificates of deposit of commercial banks, or savings banks or savings and loan associations) such of the Company's funds as are temporarily not required for the development or operation of the Company and the payment of Company obligations;

                  (g) To employ or retain on such terms and for such compensation as SAHI may reasonably determine, such Persons as SAHI may deem advisable, including without limitation qualified medical and other employees necessary or appropriate to operate the Hospital, attorneys, accountants, financial and technical consultants, supervisory managing agents, insurance brokers, brokers and loan brokers, appraisers, architects and engineers, who may also provide such services to SAHI, provided that the senior administrator of the Hospital shall be hired or retained with the approval of the Board, which shall not be unreasonably withheld or delayed, and may be removed by the Board; provided further, that the Board shall present to SAHI any concerns which it may have about the senior administrator of the Hospital from time to time and SAHI shall meet with the Board to discuss such concerns and to explore what actions should reasonably be taken by SAHI on behalf of the Company with respect thereto;

                  (h) Except to the extent the approval of the Board is expressly required elsewhere in this Section 5.1:

                           (A) To execute leases, deeds, contracts, rental agreements, construction contracts, sales agreements, and management contracts;

                           (B)      To exercise all rights, powers, and
                  privileges of the Company as lessee with respect to the Hospital or rights held by the Company;

                           (C) To consent to the modification, renewal, or extension of any obligations to the Company of any person or of any agreement to which the Company is a party or of which it is a beneficiary;

                           (D) To execute in furtherance of any or all of the purposes of the Company, any deed, lease, deed of trust, security interest, mortgage, promissory note, bill of sale, assignment, contract, or other instrument purporting to purchase or convey or encumber in whole or in part the Equipment or the Hospital or other real or personal property of the Company;

                           (E) To prepay in whole or in part, refinance, recast, increase, modify, or extend any security interest, deed of trust, or mortgage affecting the Hospital and in connection therewith to execute any extensions or renewals thereof on the Hospital and to grant security interests in any of the Equipment or the Hospital;

                  (i) To adjust, compromise, settle, or refer to arbitration any claim against or in favor of the Company, and to institute, prosecute, and defend any actions or proceedings relating to the Company, its business, and properties; provided, however, the resolution of any claim in excess of Two Hundred Fifty Thousand Dollars ($250,000) shall be subject to the approval of the Board which approval shall not be unreasonably withheld or delayed;

                  (j) To acquire and enter into any contract of insurance which SAHI deems necessary or appropriate for the protection of the Company and SAHI, for the conservation of the Company or its assets, or for any purpose beneficial to the Company; however, neither SAHI nor its Affiliates shall be compensated for providing insurance brokerage services relating to obtaining such insurance;

                  (k) To prepare or cause to be prepared reports, statements, and other relevant information for distribution to the Members including annual reports;

                  (l) To open accounts and deposit and maintain funds in the name of the Company in banks or savings and loan associations; provided, however, that the Company's funds shall not be commingled with the funds of any other person;

                  (m) To cause the Company to make or revoke any of the elections referred to in Section 754 of the Internal Revenue Code of 1986 as amended or any similar provisions enacted in lieu thereof;

                  (n) To make all decisions related to the implementation of a GAAP-based system of accounting for the Company;

                  (o) Except to the extent the approval of the Board is expressly required elsewhere in this Section 5.1 or to the extent specified in Section 5.2, generally, to possess and exercise any and all of the rights, powers and privileges of a Manager under the North Carolina Act;

                  (p) To execute, acknowledge, and deliver any and all documents or instruments in connection with any or all of the foregoing;

                  (q) Except to the extent the approval of the Board is expressly required elsewhere in this Section 5.1, to modify or otherwise improve the Hospital;

                  (r) To manage, direct, and guide the operation of the Hospital, other than medical or clinical matters which shall be under the direction of the Board and other agreed upon qualified medical personnel, including all necessary acts relating thereto;

                  (s) With the approval of the Board not to be unreasonably withheld or delayed to establish minimum insurance requirements for all physicians practicing at the Hospital;

                  (t) To issue additional Membership Interests or admit as Members additional investors who have been approved by SAHI, CHN and a majority of Board Members elected by Investor Members;

                  (u) Subject to Section 5.2(j), to sell assets of the Company; and

                  (v) Retain as employees of the Company as needed, qualified employees of CHN whose jobs are eliminated as the result of CHN's involvement in the Company and the Hospital, which former employees of CHN shall be given preference with respect to such positions.

         5.2 Restrictions on Authority of the Board and SAHI. The Board and SAHI shall not do any of the following:

                  (a)      Act in contravention of this Agreement;

                  (b) Act in any manner which would make it impossible to carry on the express business purposes of the Company;

                  (c) Commingle the Company funds with those of any other person or entity;

                  (d) Admit an additional Manager, except as provided in this Agreement;

                  (e) Admit an additional Member or issue additional Membership Interests, except as provided in this Agreement;

                  (f) Alter or amend the Company's Statement of Philosophy and Values and any action which is inconsistent with the Company's Statement of Philosophy and Values without the consent of the members of the Board of Directors, which for purposes hereof, must include the consent of the Board members designated by CHN;

                  (g) Possess any property or assign the rights of the Company in specific property for other than a Company purpose;

                  (h) Employ, or permit the employ of, the funds or assets of the Company in any manner except for the exclusive benefit of the Company;

                  (i) Make any payments of any type, directly or indirectly, to anyone for the referral of patients to the Hospital in order to use the Hospital or to provide other services;

                  (j) Sell all or substantially all of the assets of the Company or merge the Company without the approval of SAHI, CHN and a Majority Vote of Investor Members;

                  (k) Take any action, which in the reasonable opinion of the Company's counsel, would give rise to regulatory and/or criminal penalties or liability or would prevent CHN from receiving referrals of patients from physicians who are direct or indirect investors in the Company; and

                  (l) Approve or authorize disproportionate distributions or allocations of profits, losses or assets of the Company, except as specifically permitted elsewhere in this Operating Agreement.

         5.3 Duties of the Board and SAHI. Each Board Member and SAHI shall do the following:

                  (a) Diligently and faithfully devote such of its time to the business of the Company as may be necessary to properly conduct the affairs of the Company, provided, however, that no Board Member, as such, shall be required to devote his or her full time to such duties;

                  (b) Use its best efforts to cause the Company to comply with such conditions as may be required from time to time to permit the Company to be classified for Federal income tax purposes as a limited liability company and not as an association taxable as a corporation;

                  (c) In the case of SAHI, file and publish all certificates, statements, or other instruments required by law for the formation and operation of the Company as a limited liability company in all appropriate jurisdictions;

                  (d) In the case of SAHI, cause the Company to obtain and keep in force during the term of the Company fire and extended coverage and public liability and professional liability insurance with such issuers and in such amounts as the Board shall deem advisable, but in amounts not less (and deductible amounts not greater) than those customarily maintained with respect to the business equipment and property comparable to the Company's; and

                  (e) Have a fiduciary duty to conduct the affairs of the Company in the best interests of the Company and of the Members, including the safekeeping and use of all funds and assets, whether or not in its immediate possession and control, and it shall not employ or permit others besides Managers to employ such funds or assets in any manner except for the benefit of the Company.

                  (f) In the case of SAHI, deliver to the Secretary of State of North Carolina for filing an annual report in accordance with the North Carolina Act and deliver to the Arizona Secretary of State a qualification as a foreign limited liability company.

         5.4 Delegation by the Board and the Manager. Subject to restrictions otherwise provided herein, the Board and the Manager may at any time employ any other person, including persons and entities employed by, affiliated with, or related to the Board or the Manager to perform services for the Company and its business, and may delegate all or part of their authority or control to any such other persons, provided that such employment or delegation shall not relieve the Board or the Manager of its respective responsibilities and obligations under this Agreement or under the laws of the State of North Carolina nor will it make any such person a member or manager of the Company.

         5.5 Right to Rely Upon the Authority of the Managers. Persons dealing with the Company may rely upon the representation of the Manager that the Manager has the authority to make any commitment or undertaking on behalf of the Company subject to the terms of this Agreement. No person dealing with the Manager shall be required to determine its authority to make any such commitment or undertaking. In addition, no purchaser from the Company shall be required to determine the sole and exclusive authority of any Manager to sign and deliver on behalf of the Company any instruments of transfer with respect thereto or to see to the application or distribution of revenues or proceeds paid or credited in connection therewith, unless such purchaser shall have received written notice from the Company affecting the same.

         5.6      Company Expenses.

                  (a) In general, the Company's expenses shall be billed directly to and paid by the Company. The Company shall reimburse the Manager or its Affiliates for: (i) all Organization Expenses incurred by the Manager or its Affiliates in connection with the formation of the Company; (ii) the costs to the Manager or its Affiliates of goods, services, and materials used for and by the Company; and (iii) all reasonable travel and other out-of-pocket expenses incurred by the Managers in the development and management of the Company and its business. The reimbursement for expenses provided for in this Section 5.6(a) shall be made to the Manager or its Affiliates regardless of whether any distributions are made to the Members under Article VI and
         Article VII.

                  (b) The Company shall also pay the following expenses of the Company:

                           (i) All development and operational expenses of the Company, which may include, but are not limited to: the salary and related expenses of employees and staff of the Company, all costs of borrowed money, taxes, and assessments on the Hospital, and other taxes applicable to the Company; expenses in connection with the acquisition, maintenance, leasing, refinancing, operation, and disposition of the Equipment, furniture and fixtures of the Hospital (including legal, accounting, audit, commissions, engineering, appraisal, and the other fees); the maintenance of the Hospital and its Equipment may be performed by SAHI or one of its Affiliates as long as the charges to the Company for such services are commercially reasonable and no greater than the charges for such service from a third party service provider.

                           (ii) In addition to reimbursements and other amounts due hereunder, a management fee equal to [***] ($[***]) per year due to SAHI as compensation for providing certain management services to the Company and a fee equal to Two Hundred Thousand Dollars ($200,000.00) per year as compensation for providing guarantees of the Company's indebtedness (the "Guaranty Fee") which fees shall be increased annually by the Consumer Price Index reasonably applied by the Company on January 1st of each year.

                           In the event that CHN and SAHI hereafter guarantee
                  additional indebtedness provided to the Company, they shall be paid and shall share an additional annual guarantee fee which shall be equal to, on a percentage basis, the Guaranty Fee, taking into consideration the percentage that the Guaranty Fee represents to the indebtedness of the Company guaranteed by MedCath as of the date hereof.

                           (iii) Medical director's fee as approved by the Board for work performed by the Hospital's medical directors in accordance with the terms of medical director agreements.

                           (iv) All fees and expenses paid to third parties for accounting, legal, documentation, professional, and reporting services to the Company, which may include, but are not limited to: preparation and documentation of Company bookkeeping, accounting and audits; preparation and documentation of budgets, cash flow projections, and working capital requirements; preparation and documentation of Company state and federal tax returns; and taxes incurred in connection with the issuance, distribution, transfer, registration, and recordation of documents evidencing ownership of a Membership Interest or Economic Interest in the Company or in connection with the business of the Company; expenses in connection with preparing and mailing reports required to be furnished to the Members or Economic Interest Owners for tax reporting or other purposes, including reports, if any, that may be

[***] These portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

                  required to be filed with any federal or state regulatory agencies, or expenses associated with furnishing reports to Members which the Board deems to be in the best interest of the Company; expenses of revising, amending, converting, modifying, or terminating the Company or this Agreement; costs incurred in connection with any litigation in which the Company is involved as well as any examination, investigation, or other proceedings conducted by any regulatory agency involving the Company; costs of any computer equipment or services used for or by the Company; the costs of preparing and disseminating informational material and documentation relating to potential sale, refinancing, or other disposition of the Hospital or the Equipment.

         5.7 No Management by Members. Other than the Managers, the Members shall take no part in, or at any time interfere in any manner with, the management, conduct, or control of the Company's business and operations and shall have no right or authority to act for or bind the Company except as set forth in this Agreement. The rights and powers of such Members shall not extend beyond those set forth in this Agreement and those granted under the Articles of Organization and any attempt to participate in the control of the Company in a manner contrary to the rights and powers granted herein and under the Articles of Organization shall be null and void and without force and effect. Subject to the decisions and judgment with respect to all professional medical or clinical matters of qualified medical personnel, the Board shall have the right to determine when and how the operations of the Company shall be conducted. The exercise by any other Member of any of the rights granted him or her hereunder shall not be deemed to be taking part in the control of the business of the Company and shall not constitute a violation of this section.

         5.8 Consent by Members to Exercise of Certain Rights and Powers by Managers. By its execution hereof, each Member expressly consents to the exercise by the Board and SAHI of the rights, powers, and authority conferred on the Board and SAHI by this Agreement.

         5.9      Other Business of Members.

                  (a) Subject to (b) below, any Member, including any Manager, may engage independently or with others in other business ventures of every nature and description, including without limitation the purchase of medical equipment, the rendering of medical services of any kind, and the making or management of other investments and neither the Company nor any Member shall have any right by virtue of this Agreement or the relationship created hereby in or to such other ventures or activities or to the income or proceeds derived therefrom, and the pursuit of such ventures.

                  (b) As long as any Member owns a Membership Interest, and for a period of two (2) years after a Member ceases for any reason to own a Membership Interest, neither a Member nor any of its respective Affiliates shall hold, directly or indirectly, an investment or ownership interest in any entity which provides any of the services or facilities then being provided by the Company within or adjacent to the Hospital within a fifty (50) mile radius of the Hospital (the "Territory"), provided that no Member who is a physician shall be prohibited from: (A) engaging in his or her regular medical practice which may include nuclear imaging, cardiac catheterization, ultrasound, cardiac rehabilitation and office based electro-physiology studies, cardiac research programs and cardiac devices in connection with which subcontracts are entered into with other area hospitals but all only to the extent that these facilities exist and the services were provided as of September 14, 1995; provided that no such practice shall hereafter be expanded to include any other modalities or equipment which provide any of the services provided or intended to be provided by the Hospital unless the Board and MedCath agree, which agreement shall not be unreasonably withheld or delayed, that such modalities or equipment are being generally provided in physician's offices in communities comparable to Tucson, Arizona, (B) notwithstanding (A) above, engaging at any time and to any extent in that portion of his or her medical practice which includes only clinical laboratories and electrocardiograms, or (C) maintaining his or her staff privileges at any other hospital. MedCath may separately operate a mobile catheterization laboratory within the Territory, but only upon the written consent of a Majority Vote of Investor Members and CHN.

                  (c) SAHI, CHN, the Company and the Investor Members agree that the benefits to any Investor Member hereunder do not require, are not payment for, and are not in any way contingent upon the referral, admission or any other arrangement for the provision of any item or service offered by MedCath, SAHI, CHN, the Investor Members or the Company to patients of any Member in any facility, laboratory, cardiac catheterization facility or other health care operation controlled, managed or operated by MedCath, SAHI, CHN, any Investor Member or the Company and nothing herein is intended to prohibit any party from practicing medicine at any other facility.

                  (d) Notwithstanding anything herein to the contrary, (i) CHN and its Affiliates shall be entitled from time to time to provide and operate at its St. Mary's Hospital (and at St. Joseph's Hospital as set forth in (ii) below) in Tucson, Arizona, only (x) diagnostic cardiac catheterization and (y) angioplasties which are required to be performed on an emergency basis, it being acknowledged and agreed however that CHN and its Affiliates, including without limitation St. Mary's Hospital (and at St. Joseph's Hospital as set forth in (ii) below), shall be prohibited, during the term set forth in Section 5.9(b) above within the Territory from operating, owning any interest in, providing, managing, consulting or providing services with respect to or otherwise participating in, any interventional cardiology, service, facility or procedure (including without limitation interventional or therapeutic cardiac catheterization, and any cardiothoracic or cardiovascular or other cardiac surgery services or procedures), and (ii) CHN shall be entitled to permit its St.

         Joseph's Hospital to continue to provide all cardiology services, facilities and procedures which it provides as of July 20, 1999, until the earlier to occur of (x) July 20, 2000, or (y) the date CHN determines that for strategic reasons the St. Joseph's Program Termination (as defined below) should occur at an earlier date, at which time CHN and its Affiliates, with respect to St. Joseph's Hospital, shall be bound by the terms and conditions of Section 5.9, including without limitation, 5.9(d)(i) and "St. Joseph's Hospital" shall be deemed to be added to Section 5.9(d)(i) in each instance in which there is a reference to "St. Mary's" (the "St. Joseph's Program Termination"). Prior to July 20, 2000, CHN may request an opportunity to present to the Board its strategic reasons for desiring to maintain a full cardiology program at St. Joseph's Hospital, provided however, following such opportunity, the Board shall retain the discretion not to waive the Company's rights hereunder to require that CHN cease providing cardiology and cardiovascular care and surgery services, facilities and procedures at St. Joseph's Hospital as set forth above. In no event shall CHN and its Affiliates permit St. Joseph's Hospital to expand any of its interventional cardiology and cardiovascular care and surgery services, facilities or procedures. The decision to be made by the Board to waive the Company's right to require that the St. Joseph's Program Termination occur shall be made by the affirmative vote of at least two-thirds (2/3) of the Board present at a meeting at which quorum is present, provided that notwithstanding anything in
         Section 5.14 or otherwise set forth in this Agreement to the contrary, Board Members designated by CHN shall not be entitled to vote on such matter. In making its decision to permit CHN to maintain a cardiology program at St. Joseph's Hospital, the Board may impose such conditions and restrictions upon such program as the Board may negotiate with CHN at such time, and CHN's agreement to such conditions and restrictions shall be a condition precedent to the granting of any waiver by the Board of the St. Joseph's Program Termination.

                  (e) The Members, including the Manager, have reviewed the term and geographical restrictions included in Section 5.9(b), and in light of the interests of the parties hereto, agree that such restrictions are fair and reasonable.

                  (f) If there is a breach or threatened breach of the provisions of this Section 5.9, in addition to other remedies at law or equity, the non-breaching party shall be entitled to injunctive relief. The parties desire and intend that the provisions of this Section 5.9 shall be enforced to the fullest extent permissible under the law and public policies applied, but the unenforceability or modification of any particular paragraph, subparagraph, sentence, clause, phrase, word, or figure shall not be deemed to render unenforceable the remainder of this Section 5.9. Should any such paragraph, subparagraph, sentence, clause, phrase, word, or figure be adjudicated to be wholly invalid or unenforceable, the balance of this Section 5.9 shall thereupon be modified in order to render the same valid and enforceable and the unenforceable portion of this Section 5.9 shall be deemed to have been deleted from this Agreement.

                  (g) Notwithstanding any other provision of this Agreement to the contrary, CHN shall be permitted to sell either St. Joseph's Hospital or St. Mary's Hospital (but not both unless the transaction is pursuant to a Transfer in compliance with Section 8.1(b)), provided the purchaser (and each successive purchaser thereof) agrees in writing for the express benefit of the Company and its Members, as a condition precedent to such sale, in form reasonably satisfactory to SAHI, to be bound, for a period of five years following the closing of such sale, by the restrictions contained in Section 5.9 to the same extent as if such purchaser were a Member. After the sale of either St. Joseph's Hospital or St. Mary's Hospital, the other hospital shall not be sold except pursuant to a Transfer in compliance with Section 8.1(b).

         5.10 Manager's and Board Member's Standard of Care. The Manager and each Board Member shall act in a manner he, she or it believes in good faith to be in the best interest of the Company (and, in the case of a Board Member, in the best interest of the Member or group of Members electing or designating such Board Member) and with such care as an ordinarily prudent person in a like position would use under similar circumstances. In discharging its duties, the Manager and each Board Member shall be fully protected in relying in good faith upon the records required to be maintained under this Agreement and upon such information, opinions, reports and statements by the Managers and each other Board Member, Members, or agents, or by any other person as to matters the Manager and each Board Member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of the Company or any other facts pertinent to the existence and amount of assets from which distributions to members might properly be paid.

         5.11 Limitation of Liability. The Manager and each Board Member shall not be liable to the Company, the Members, the Manager and the other Board Members for any action taken in managing the business or affairs of the Company if he, she or it performs the duty of his, her or its office in compliance with the standard contained in Section 5.10. Neither the Manager nor any Board Member has guaranteed or shall have any obligation with respect to the return of a Member's Capital Contribution or profits from the operation of the Company. Furthermore, the Manager, or any Member or their respective Affiliates or its or their employees (collectively, its "Agents") shall not be liable to the Company, the Manager, MedCath or to any Member for any loss or damage sustained by the Company or any Member except loss or damage resulting from gross negligence or intentional misconduct or knowing violation of law or a transaction for which the Manager, Member or Agent received a prohibited personal benefit in violation or breach of the provisions of this Agreement.

         5.12     Indemnification of the Manager and the Board Members.

                  (a) The Manager and Board Members and their Agents shall be indemnified by the Company against any losses, judgments, liabilities, expenses, including attorneys' fees and amounts paid in settlement of any claims sustained by them arising out of any action or inaction of the Manager or Board Member or their Agents in its capacity as a Manager or Board Member of the Company (or, in the case of an Agent, within the scope of the Manager's or Board Member's authority) to the fullest extent allowed by law, provided that the same were not the result of gross negligence or willful misconduct on the part of the Manager , Board Member or an Agent and provided that the Manager or Board Member or an Agent, in good faith, reasonably determined that such course of conduct was in the best interest of the Company; provided, however, that such indemnification and agreement to hold harmless shall be recoverable only out of Company assets. Subject to applicable law, the Company shall advance expenses incurred with respect to matters for which a Manager or Board Member may be indemnified hereunder.

                  (b) If at any time, the Company has insufficient funds to furnish indemnification as herein provided, it shall provide such indemnification if and as it generates sufficient funds and prior to any cash distributions, pursuant to Article VI or Article VII hereof, to the Members.

         5.13 Purchase of Goods and Services from MedCath. SAHI shall give the Board prior written notice of any material purchase by the Company of goods and services from MedCath or its Affiliates provided that the Board hereby approves the Company's purchase of goods and services from MedCath in accordance with the Company's current practices. The Board shall be deemed to have approved any such purchase unless it provides a reasonable written objection to the purchase of the goods or services described in such notice within ten (10) business days from the date of such notice, provided that the Board shall be deemed to have approved the continued provision of the goods and services provided by MedCath to the Company prior to the date hereof. Goods and services purchased from MedCath or its Affiliates shall be of substantially the same quality and price as could be obtained upon commercially reasonable terms from an unrelated third party.

         5.14     Meetings, Quorum and Vote of the Board of Directors.

                  (a) The Board shall meet at least quarterly. Notice of any regular meeting shall be delivered to each Director personally, by telephone, by electronic mail, by facsimile transmission or in writing at least five (5) business days before the meeting and, in the case of a special meeting, at least two (2) business days prior thereto.

                  (b) Special meetings of the Board may be called by the Manager and shall be called by the Manager upon request of any three
         (3) Board Members. Subject to clause (e), below, action taken at the meeting shall be valid so long as a quorum of Board Members is present thereat.

                  (c) The Board shall elect one Board Member to preside over the meetings as the Chairperson, and one Board member as the Secretary or any other Person as an Assistant Secretary to oversee the preparation and delivery of meeting notices and the preparation of minutes of the meetings of the Board and Members.

                  (d) A quorum of the Board shall be necessary to conduct business at any meeting. A quorum shall consist of a majority of the Board Members. A Board Member may attend a meeting by telephone or other electronic means and be considered present for purposes of a quorum so long as the telephone or other connection allows each Board Member to hear and be heard by all other Board Members.

                  (e) Any action taken by the Board shall require the affirmative vote of at least a majority of the Board Members present at a meeting at which a quorum is present and the affirmative vote of at least the majority of Board Members designated by either CHN or SAHI; however, any of the following actions taken by the Board shall also require the affirmative vote of at least one Board Member appointed by CHN and at least one Board Member appointed by SAHI:

                           (i) The approval of the annual budget of the Company for both operations and capital expenditures;

                           (ii) Any capital expenditure not included in the approved annual budget which is in excess of Twenty-Five Thousand Dollars ($25,000.00); and

                           (iii) Any change in the purposes of the Company or in its statement of philosophy and values, as set forth in Sections 2.3 and 2.6, respectively.

                  (f) The Board Members present at a meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Board Members, so long as any action taken is approved by the majority required under clause (e), above.

                  (g) Any action which is required to be or may be taken at a meeting of the Board may be taken without a meeting if consent in writing, either collectively or in counterparts, setting forth the action so taken, is signed by the majority of Board Members required under clause (e), above.

                  (h) Attendance at a meeting of the Board constitutes waiver of any objection to the notice of the meeting.

         5.15 Corporate Compliance Program. The parties agree that it is a condition of CHN being a Member of the Company that the Company shall comply with a compliance program which satisfies the material terms and conditions of CHN's Corporate Compliance Program, and the Company shall so comply.

         5.16 Medicare/AHCCCS Anti-fraud and Abuse. Each Member warrants that he, she or it has not (a) been convicted of a criminal offense that could impact such Member's ability to comply with CHN's Compliance Program; or (b) been excluded, debarred or otherwise made ineligible for participation in the Medicare, AHCCCS or other federal or state reimbursement programs.

                                   ARTICLE VI

                          ALLOCATIONS AND DISTRIBUTIONS

         6.1 Allocations and Distributions of Cash Flow from Operations and Cash from Sales or Refinancing. Cash Flow from Operations and Cash from Sales or Refinancing shall be allocated, or distributed as Cash Distributions according to the Economic Interests of the Members and Economic Interest Owners which, subject to the provisions of Section 6.6 and Article VII, shall be in accordance with the following terms:

                  (a) First, to the Members in accordance with their Membership Interests in amounts sufficient to enable Members to pay the federal and state income taxes due on Income allocated to them by the Company during such year assuming for each Member that all Members are taxed at the highest combined federal and state tax rates which are paid by any Member;

                  (b) Second, to CHN and SAHI pro rata with respect to amounts due to them under Sections 3.6(b) and 5.6(b)(ii), it being acknowledged that interest due on loans from SAHI or its Affiliates or CHN and its Affiliates and the Guaranty Fee shall be paid prior to the distribution of any Cash Flow from Operations or Cash from Sales or Refinancing to the Members; and

                  (c) Third, twenty-five percent (25%) to the repayment of the principal amounts loaned by SAHI or its Affiliates or CHN and its Affiliates to the Company (applied pro rata to repay loans existing as of the date hereof and loans made hereafter) and the remainder pro rata to the Members in accordance with their Membership Interests until all Members have received an amount equal to their initial Capital Contribution to the Company, and thereafter, forty percent (40%) to the repayment of the principal amounts loaned by SAHI or its Affiliates or CHN and its Affiliates to the Company (applied pro rata to repay loans existing as of the date hereof and loans made hereafter) and the remainder pro rata to the Members in accordance with their Membership Interests.

Notwithstanding anything herein to the contrary no distributions shall be made to Members if prohibited by ss. 57C-4-06 of the North Carolina Act.

         6.2      Allocations of Income and Loss.

                  (a) Income shall be first allocated to those Members and Economic Interest Owners, if any, with negative Capital Accounts, pro rata according to their negative Capital Accounts, until all Capital Accounts have been restored to zero.

                  (b) After the allocations are made pursuant to Section 6.2(a), all allocations and distributions of Income and Loss from whatever source shall then be made according to the Economic Interest of each Member and Economic Interest Owner.

                  (c) In accordance with Code Section 704(c) and the Regulations thereunder, Income and Loss with respect to that portion of the property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial fair market value used as the book value of the property by the Company.

         6.3 Capital Accounts. Notwithstanding anything in this Agreement to the contrary, no Member or Economic Interest Owner shall be entitled to any allocation of Loss if such allocation would result in such Member or Economic Interest Owner having a negative Capital Account while any other Member or Economic Interest Owner has a positive Capital Account unless such Member is at risk for future debt guarantees or is obligated to make future working capital advances to the Company. In such event, the Losses shall be allocated to the Members or Economic Interest Owners with positive Capital Accounts until their Capital Accounts have been reduced to zero or until the negative amount in the Capital Accounts are proportionately the same as the negative accounts of the other Members or Economic Interest Owners as measured by their respective Economic Interests in the Company.

         6.4 Qualified Income Offset Provision. Any Member or Economic Interest Owner who unexpectedly receives an adjustment, allocation, or distribution as described in Regulation Section 1.704-1(b)(2)(ii)(d) at (4) to
(6), will be allocated items of income and gain in an amount and manner sufficient to eliminate such deficit balance as quickly as possible. This provision is intended to be a "qualified income offset" as defined in Regulation
Section 1.704-1(b)(2)(ii)(d), such Regulation being specifically incorporated herein by reference.

         6.5 Minimum Gain Chargeback. If there is a net decrease in Minimum Gain of the Company during any taxable year or other period, each Member or Economic Interest Owner shall be allocated, before any other allocation is made under Code

Section 704(b) of Company items for such taxable year, an amount equal to the greater of (i) such Company's share of the net decrease in Minimum Gain allocable to the disposition of Company property subject to nonrecourse liability, or (ii) the deficit balance in such Member's or Economic Interest Owner's Capital Account. The items to be so allocated shall be determined in accordance with Temporary Regulation Section 1.704-1T(b)(4)(iv)(e). This provision is intended to be a "minimum gain chargeback" as described in Temporary Regulation Section 1.704-1T(b)(4)(iv)(e), such Regulation being specifically incorporated herein by reference.

         6.6 Time and Manner of Cash Distributions. Cash Flow from Operations and Cash from Sales or Refinancing (collectively, "Cash Distributions") shall be distributed to the Members and Economic Interest Owners according to the allocations set forth in Section 6.1 above, from time to time as follows. The Board shall determine when and if to distribute any cash available for distribution and shall consider the advisability of distributing sufficient cash to Members to enable them to pay income taxes attributable to their Membership Interest, but in all events the Company shall retain such amounts as the Board may reasonably determine are required for the support of the operations of the Company or payment of Company obligations during a sixty
(60) day period, plus amounts reasonably established as a reserve to replace capital assets and to repay indebtedness when it is due.

                                   ARTICLE VII

                   TERMINATION AND DISSOLUTION OF THE COMPANY

         7.1 No Termination by Certain Acts of Member. Neither a Transfer, withdrawal from the Company, bankruptcy, insolvency, dissolution, liquidation or other disability, nor the legal incompetency of any Member shall result in the termination or dissolution of the Company or affect its continuance in any manner whatsoever.

         7.2 Dissolution of the Company. The Company shall be dissolved upon the happening of any of the following events, whichever shall first occur:

                  (a) The election by the Board to dissolve the Company in accordance with the terms of Section 3.5(c) hereof;

                  (b)      Upon the written agreement of CHN and SAHI;

                  (c) The expiration of the term of the Company as provided in Section 2.5 hereof;

                  (d)      The bankruptcy of the Company;

                  (e) Upon the written consent of a Majority Vote of the Members;

                  (f) Except as otherwise expressly provided herein, the occurrence of any event which, under the North Carolina Act or any other law, causes the dissolution or termination of the Company; and

                  (g)      In accordance with Section 12.11 hereof.

         7.3      Dissolution and Final Liquidation.

                  (a) Upon any dissolution of the Company, the Company shall not terminate, but shall cease to engage in further business except to the extent necessary to perform existing contracts and preserve the value of its assets. Its assets shall be liquidated and its affairs shall be wound up as soon as practical thereafter by SAHI and the Board or, if for any reason there is no Manager, by another Person designated by a Majority Vote of the Members. In winding up the Company and liquidating assets, SAHI and the Board, or other Person so designated for such purpose, may arrange, either by itself or through others, for the collection and disbursement to the Members of any future receipts from the Hospital or other sums to which the Company may be entitled, or may sell the Company's interest in the Hospital and the Equipment to any Person, including SAHI or any Affiliate thereof, on such terms and for such consideration as shall be consistent with obtaining the fair market value thereof.

                  (b) Upon any such dissolution and liquidation of the Company, the net assets, if any, of the Company available for distribution, and any cash proceeds from the liquidation of any such assets, shall be applied and distributed in the following manner or order, to the extent available:

                           (i) To the payment of or creation of reserves for all debts, liabilities, and obligations to all creditors of the Company (other than the Members or their Affiliates) and the expenses of liquidation;

                           (ii) To the payment of all debts and liabilities (including interest) owed to the Members or their Affiliates as a creditor; and

                           (iii) The balance according to the Members' and Economic Interest Owners' positive Capital Accounts after taking into account all other adjustments during the fiscal year in which liquidation occurs.

                  (c) The Members shall look solely to the assets, if any, of the Company for any return of their Capital Contributions and, if the assets of the Company remaining after payment or discharge of the Company's debts and liabilities, or provision therefor, are insufficient to return all or any part of the Capital Contributions, no Member shall have any right of recourse against the Manager, the Board or other Members or to charge the Manager, the Board or other Members for any amounts except as provided herein and except to the extent otherwise provided by the North Carolina Act and/or North Carolina law.

                  (d) Upon such dissolution, reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the discharge of liabilities to creditors so as to minimize the losses normally attendant to a liquidation.

                  (e) The Capital Accounts of the Members and Economic Interest Owners, as adjusted pursuant to Section 1.5, shall be utilized by the Company for the purpose of making distributions to those Members and Economic Interest Owners with positive balances in their respective capital accounts pursuant to Section 7.3(b). In making such distributions, SAHI, the Board or the Person winding up the affairs of the Company shall distribute all funds available for distribution to the Members and Economic Interest Owners (after establishing any reserves that SAHI, the Board or the Person winding up the affairs of the Company deems reasonably necessary pursuant to Section 7.3(b)) prior to the later of (a) the end of the taxable year in which the event occurs which caused the termination and dissolution of the Company, or (b) ninety (90) days after the occurrence of such event. The Board, or the Person winding up the affairs of the Company, in his, her or its discretion, may elect to have the Company retain any installment obligations owed to the Company until collected in full so long as any portion of the reserves which are later determined to be unnecessary, and all collections on such installment obligations which are not deemed to be reasonably necessary by the Board or the person winding up the affairs of the Company to add to such reserves are distributed as soon as practicable in accordance with the provisions of
         Section 7.3(b) as modified by this Section.

         7.4 Termination. Upon completion of the dissolution, winding up, distribution of the liquidation proceeds and any other Company assets, the Company shall terminate.

         7.5 Payment in Cash or in Kind. Any payments made to any Member pursuant to Section 7.3 hereof may be made in cash or in property, tangible or intangible, or partially in cash and partially in such property in the discretion of the Board; provided, however, that the other Members have no right to receive other than cash in return for their contributions.

         7.6 Goodwill and Trade Name. Upon the dissolution of the Company, the firm or trade name of the Company and any goodwill associated therewith shall become the sole property of SAHI; provided further that goodwill included in the Program Property as well as the right to use the name "Carondelet" shall become the sole property of CHN; provided further that distributions and allocations otherwise due to SAHI or CHN hereunder shall not be reduced as a result of CHN or SAHI becoming entitled to such assets. If CHN ceases to be a Member for any reason, all rights to use the name "Carondelet" shall become the sole property of CHN.

                                  ARTICLE VIII

                REMOVAL OR WITHDRAWAL OF MANAGER AND MEMBERS AND
            TRANSFER OF MEMBERS' MEMBERSHIP AND/OR ECONOMIC INTERESTS

         8.1      CHN or SAHI - Transfers.

                  (a) Except as provided in this Section 8.1(a), without the consent of a Majority Vote of the Investor Members and of CHN, SAHI shall not allow a Transfer to occur for any reason except (i) to a Person or Persons (including Affiliates, provided that such Transfer to an Affiliate shall not relieve SAHI or its Affiliates of their obligations hereunder) who, if a Member, would not be in violation of any provision of this Agreement and who, in the event of a Transfer involving the capital stock or any sale of substantially all of the assets of SAHI or its Membership Interest, agree(s) in writing to be bound hereby or (ii) to a financial institution as collateral security for repayment of indebtedness for borrowed funds by SAHI or its Affiliates. Notwithstanding the foregoing, MedCath and any Person that directly controls MedCath may be sold in connection with a Transfer that does not comply with the preceding sentence, provided that, in any such event, CHN shall thereafter no longer be subject to the restrictions of Section 8.1(b) or to any other prohibition or constraint upon CHN's ability to compete with the Company. In no event shall SAHI assign or delegate its rights and duties as a Member or Manager except in connection with a Transfer that complies with this
         Section 8.1(a).

                  (b) Except as provided in this Section 8.1(b), without the consent of a Majority Vote of the Investor Members and SAHI, CHN shall not allow a Transfer to occur for any reason except (i) to a Person or Persons (including Affiliates, provided that such Transfer to an Affiliate shall not relieve CHN or its Affiliates of their obligations hereunder) who, if a Member, would not be in violation of any provision of this Agreement and who agree(s) in writing to be bound hereby or (ii) a financial institution as collateral security for repayment of indebtedness for borrowed funds by CHN or its Affiliates. In addition, in no event shall CHN assign its Membership Interest to any Person other than an Affiliate of CHN except in connection with the sale of either St. Mary's Hospital or St. Joseph's Hospital. Upon the sale by CHN of its last hospital, CHN shall also require the purchaser thereof to purchase CHN's Membership Interest. In no event shall CHN assign or delegate its rights and duties as a Member except in connection with a Transfer that complies with this Section 8.1(b).

                  (c) No Board Member may assign his or her rights to be a Board Member herein. Upon the withdrawal or resignation of a Board Member, a substitute therefore shall be chosen by the Member who originally designated such Board Member.

                  (d) Any resignation or withdrawal by the Manager or Board Member shall not constitute such Person's withdrawal as a Member.

         8.2 Members' Right to Continue. If at any time there is no remaining Board Member, a meeting of the Members shall be held at the principal place of business of the Company within forty-five (45) days after the happening of such event to consider whether to continue the Company on the same terms and conditions as are contained in this Agreement (except that the Manager may be different) and to select Board Members for the Company, or whether to wind up the affairs of the Company, liquidate its assets and distribute the proceeds therefrom in accordance with Article VII hereof. The Company may be continued and one or more new Board Member(s) selected by the Members within ninety (90) days of the occurrence of the event described in Section 7.2(a). The new Board Member(s) shall execute, acknowledge, file or record (as appropriate) Articles of Organization and an Operating Agreement and such other documents as may be required by the North Carolina Act. The continuance of the Company pursuant to the terms of this Section 8.2 is conditioned upon (i) the amendment of the Articles of Organization to reflect the foregoing change and, if applicable, compliance by the Company with any notice provisions of the North Carolina Act and (ii) delivery to the withdrawing Board Member(s) of an indemnification agreement by the Company, in form and substance reasonably satisfactory to the withdrawing Board Member(s), indemnifying and holding the withdrawing Board Member(s) harmless against all future liabilities of the Company.

         8.3      Intentionally Omitted.

         8.4 Restriction on Transfer. No Transfer shall be recognized by the Company for any purpose, unless it is made in accordance with the provisions of this Agreement. In no event, however, shall an Investor Member, CHN or SAHI make a Transfer to any party which, if a Member, would be in violation of
Section 5.9 hereof. Except as permitted by Sections 8.1(a) and (b), no Member may make a Transfer unless it has received the approval of the Board and SAHI (and CHN, in the case of an Investor Member) not to be unreasonably withheld and there shall have been filed with the Company a duly executed and acknowledged counterpart of the instrument making such Transfer signed by both the Transferor and Transferee and such instrument evidences the written acceptance by the Transferee of all of the terms and provisions of this Agreement, represents that such Transfer was made in accordance with all applicable laws and regulations and the Transferee shall have represented to the Company in writing that he, she or it meets the investor suitability standards established by his, her or its state of residence, or, in the absence thereof, the investor suitability standards established by the Company. Absent the approval required under the preceding sentence, the Person proposing to make the Transfer may notify the Company of his, her or its continuing desire to do so, in which event the Company first for a period of fifteen (15) days, and thereafter the other Members for a period of fifteen (15) days shall have the right, but not the obligation, to purchase all, but not less than all, of the Economic Interest and/or Membership Interest proposed to be Transferred, which right shall be exercisable on the terms and for the purchase price set forth in writing in a bona fide offer made for the Interests by a third-party (the "Right of First Refusal"). SAHI shall use reasonable care to determine that Transfers are in accordance with applicable laws and regulations, including obtaining an opinion of counsel to that effect. Any Member who shall Transfer all its Membership Interest shall cease to be a Member of the Company, except that unless and until a Substitute Member is admitted in his, her or its stead, such Transferor shall retain the statutory rights of an assignor of a Membership Interest under the North Carolina Act. Any Membership Interests acquired by the Company pursuant to this
Section 8.4 may, subject to applicable law, be re-offered by the Company to suitable investors.

         8.5 Condition Precedent to Transfer. Notwithstanding anything herein to the contrary, no Transfer may be made if such Transfer (a) constitutes a violation of the registration provisions of the Securities Act of 1933, as amended, or the registration provisions of any applicable state securities laws;
(b) if after such Transfer the Company will not be classified as a limited liability company for Federal income tax purposes; and (c) if when taken together with other prior Transfers, results in a "termination" of the Company for federal income tax purposes. The Company may require, as a condition precedent to any Transfer, the delivery to the Company, at the proposed Transferor's expense, of an opinion of counsel satisfactory (both as to the counsel and substance of the opinion) to the Board that the Transfer will not violate any of the foregoing restrictions.

         8.6 Substitute Member - Conditions to Fulfill. In addition to the conditions specified elsewhere in this Agreement, no Transferee of a Membership Interest or Economic Interest in the Company shall have the right to become a Substitute Member in place of his or her Transferor unless all of the following conditions are satisfied:

                  (a) If applicable, the Company and the Members have waived the Right of First Refusal;

                  (b) The Transferor and Transferee execute and acknowledge such other instruments as the Board may deem reasonably necessary or desirable to effect such admission, including, but not limited to, the written acceptance and adoption by the Transferee of the provisions of this Agreement; and

                  (c) The Company is paid all of its costs associated with the transaction, including but not limited to legal fees, transfer fees, and filing fees.

         8.7 Allocations Between Transferor and Transferee. Upon any change in ownership of an Economic Interest or Membership Interest, all items of income, gain, loss, deduction and credit attributable to the Economic Interest or Membership Interest so Transferred shall be allocated between the Transferor and the Transferee in such manner as the Transferor and Transferee agree at the time of such Transfer; provided such allocation does not violate federal or state income tax law. If the Board deems such laws violated, then such allocation shall be made pro rata for the fiscal year based upon the number of days during the applicable fiscal year of the Company that the

Economic Interest or Membership Interest so Transferred was held by the Transferor and Transferee, without regard to the results of Company activities during the period in which each was the holder, or in such other manner as the Board deems necessary to comply with Federal or state income tax laws. Distributions as called for by this Agreement shall be made to the holder of record of the Economic Interest or Membership Interest on the date of distribution. Notwithstanding anything contained in this Agreement to the contrary, both the Company and the Board shall be entitled to treat the Transferor of any Transferred Economic Interest or Membership Interest as the absolute owner thereof in all respects, and shall incur no liability for distributions of cash or other property made in good faith to such Transferor in reliance on the Company records as they exist until such time as the written assignment has been received by, and recorded on the books of, the Company. For purposes of this Article VIII, the effective date of a Transfer of any Economic Interest or Membership Interest shall be the last day of the month specified in the written instrument of assignment.

         8.8 Rights, Liabilities of, and Restrictions on Transferee. No Transferee of an Economic Interest or Membership Interest shall have the right to participate in the Company, inspect the books of account of the Company or exercise any other right of a Member unless and until admitted as a Substitute Member. Notwithstanding the Board's failure or refusal to admit a Transferee as a Substitute Member, such Transferee shall be entitled to receive the share of income, credit, gain, expense, loss and deduction and cash distributions provided hereunder that is Transferred to it, and, upon demand, may receive copies of all reports thereafter delivered pursuant to the requirements of this Agreement; provided, the Company shall have first received notice of such Transfer and all required consents thereto shall have been obtained and other conditions precedent to the Transfer thereof shall have been satisfied. The Company's tax returns shall be prepared to reflect the interest of Economic Interest Owners as well as Members.

         8.9 Death of a Member. Heirs of Members who are natural persons shall be entitled to inherit the Membership Interests of the deceased Member, provided that upon a Member's death such interests shall be automatically converted to an Economic Interest only in the Company until such heir agrees in writing to all of the terms and conditions of this Agreement and such other reasonable terms as may be established by the Board as a condition to such heir becoming a Member, in which event such interest shall again become a Membership Interest in the Company. Notwithstanding the previous sentence, within one hundred twenty (120) days of the Company first learning of the death of a Member, the Company shall have the option to purchase the Membership Interest of the deceased Member, and the estate of the deceased Member shall be obligated to sell such Membership Interest to the Company, in accordance with the terms of this Section 8.9. The Company may exercise its option by giving written notice thereof to the estate of the deceased Member, or the appropriate representative thereof, within such one hundred twenty (120) day period. The purchase price for such Membership Interest shall equal the lowest of (i) the book value (determined under GAAP) of the Company's assets multiplied by such Members' percentage Membership Interest in the Company, (ii) the unreturned Capital Contributions made with respect to such Membership Interest, or (iii) if the Company has had any pretax net income during the relevant period, five times such pretax net income for the 12-month period ending as of the calendar quarter following the date with respect to which the purchase price is to be determined (as reasonably determined by the Company's accountants) of the Company for the twelve (12) month period ending as of the calendar quarter most recently ended prior to the death of such Member multiplied by the percentage of the Membership Interest of such Member in the Company (the "Formula Purchase Price"). The purchase price shall be paid (the "Payment Method") in three (3) equal annual installments, the first third of which shall be paid upon the determination of the purchase price and the remaining two (2) installments of which shall be paid on the first and second anniversary of such date. The outstanding amounts due from the Company to the estate of the deceased Member shall bear interest at Prime Rate as of the date of such Member's death. Accrued interest shall be paid as of the dates payments of principal are due as provided above.

         8.10     Repurchase of Interests in Certain Event.

                  (a) In the discretion of the Board, the Company may, but is not obligated to, repurchase a Person's Economic Interest or Membership Interest upon such Person's breach of his, her or its obligations contained in Article III, Sections 5.9, 8.1(a) and (b), 8.4, 8.9, 12.1 and 12.11 of this Agreement.

                  (b) Each party agrees to sell its Membership Interest or Economic Interest to the Company in the event the Board elects to exercise the right of repurchase granted under Section 8.10(a) and the purchase price shall the lower of (x) the Capital Contribution made with respect to such Membership Interest or Economic Interest, less all amounts previously distributed with respect thereto by the Company, and
         (y) if invoked by the Board, the fair market value of such Membership Interest or Economic Interest determined by an appraiser reasonably selected by the Board.

                                   ARTICLE IX

                        RECORDS, ACCOUNTINGS AND REPORTS

         9.1 Books of Account. At all times during the continuance of the Company, SAHI shall maintain or cause to be maintained true and full financial records and books of account showing all receipts and expenditures, assets and liabilities, profits and losses, and all other records necessary for recording the Company's business and affairs including those sufficient to record the allocations and distributions required by the provisions of this Agreement.

         9.2 Access to Records. The books of account and all documents and other writings of the Company, including the Articles of Organization and any amendments thereto, shall at all times be kept and maintained at the registered office of the Company. Each Member or his or her designated representatives shall, upon reasonable notice to SAHI, have access to such financial books, records and documents during reasonable business hours and may inspect and make copies of any of them. Each Member may receive by mail, upon written request to the Company and at his or her cost, a list of the names and addresses of the Members and Economic Interest Owners and the percentage of Membership Interest or Economic Interest held by each of them or such other information as may be obtained pursuant to requirements of the North Carolina Act.

         9.3      Bank Accounts and Investment of Funds.

                  (a) SAHI shall open and maintain, on behalf of the Company, a bank account or accounts in a federally insured bank or savings institution as it shall determine, in which all monies received by or on behalf of the Company shall be deposited. All withdrawals from such accounts shall be made upon the signature of such Person or Persons as SAHI or the Board may from time to time designate.

                  (b) Any funds of the Company which SAHI or the Board may determine are not currently required for the conduct of the Company's business may be deposited with a federally insured bank or savings institution or invested in short-term debt obligations (including obligations of federal or state governments and their agencies, commercial paper, certificates of deposit of commercial banks, savings banks or savings and loan associations) as shall be determined by SAHI or the Board.

         9.4 Fiscal Year. The fiscal year and accounting period of the Company shall end on September 30 of each year.

         9.5 Accounting Reports. As soon as reasonably practicable after the end of each fiscal year but in no event later than 120 days after the end thereof, each Member shall be furnished an annual accounting showing the financial condition of the Company at the end of such fiscal year and the results of its operations for the fiscal year then ended, which annual accounting shall be prepared on an accrual basis in accordance with generally accepted accounting principles applied on a consistent basis and shall be delivered to each of the Members promptly after it has been prepared. It shall include a balance sheet as of the end of such fiscal year and statements of income and expense, each Member's equity, and cash flow for such fiscal year. At SAHI's or the Board's election the Company shall either be audited or such annual accountings shall be either reviewed or compiled by a firm of independent certified public accountants engaged by SAHI or the Board on behalf of the Company (which accountants shall be the accountants then regularly retained by MedCath). The report shall set forth the distributions to the Members for such fiscal year and shall separately identify distributions from (i) operating revenue during such fiscal year, (ii) operating revenue from a prior period which had been held as reserves, (iii) proceeds from the sale or refinancing of the Equipment, and (iv) unexpended proceeds received from the sale of Membership Interests. SAHI or the Board shall also cause to be prepared and distributed to the Members quarterly financial statements in a form and containing such information as reasonably determined by SAHI or the Board, which statements shall be distributed following MedCath's announcements with respect to the results for that quarter.

         9.6 Tax Returns. SAHI shall cause income tax returns for the Company to be prepared, at Company expense, and timely filed with the appropriate authorities. As soon as is reasonably practicable, and in any event on or before the expiration of 75 days following the end of each fiscal year, each Member shall be furnished with a statement to be used by him or her in the preparation of his or her individual income tax returns, showing the amounts of any Income or Losses allocated to him or her, and the amount of any distributions made to him or her, pursuant to this Agreement, along with a reconciliation of the annual report with information furnished to investors for income tax purposes.

                                    ARTICLE X

                      MEETINGS AND VOTING RIGHTS OF MEMBERS

         10.1     Meetings.

                  (a) Meetings of the Members of the Company for any purpose may be called by SAHI, the Board or by Members holding in the aggregate ten percent (10%) of the Membership Interests. Such request shall state the purpose of the proposed meeting and the matters proposed to be acted upon thereat. Such meetings shall be held in Tucson, Arizona.

                  (b) A notice of any such meeting shall be given by mail, not less than fifteen (15) days nor more than sixty (60) days before the date of the meeting, to each Member at his address as specified in
         Section 12.7. Such notice shall be in writing, and shall state the place, date and hour of the meeting, and shall indicate that it is being issued at or by the direction of SAHI, CHN, the Board or by the Investor Members, as the case may be. The notice shall state the purpose or purposes of the meeting. If a meeting is adjourned to another time or place, and if any announcement of the adjournment of time or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting.

                  (c) Each Member may authorize any person or persons to act for him or her by proxy in all matters in which a Member is entitled to participate, whether by waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Member or his or her attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Member executing it.

         10.2     Voting Rights of Members.

                  (a) Each Member shall take no part in or interfere in any manner with the control, conduct or operation of the Company, and shall have no right or authority to act for or bind the Company except as provided herein. Votes, to the extent taken, of the Members may be cast at any duly called meeting of the Company. Each Member shall be entitled to the number of votes determined by multiplying one thousand (1,000) by the percentage Membership Interest of such Member.

                  (b)      No Member shall have the right or power to vote to:
         (i) withdraw or reduce his or her contributions to the capital of the Company except as a result of the dissolution of the Company or as otherwise provided by law or this Agreement; (ii) bring an action for partition against the Company; (iii) cause the termination and dissolution of the Company by court decree or otherwise, except as set forth in this Agreement; or (iv) demand or receive property other than cash in return for his or her contribution.

                                   ARTICLE XI

                                   AMENDMENTS

         11.1 Authority to Amend by Managers. Except as otherwise provided by Section 11.2, this Agreement and the Articles of Organization of the Company may be amended as follows by the Board, which approval shall not be unreasonably withheld or delayed:

                  (a) To admit additional Members or Substitute Members but only in accordance with and if permitted by the other terms of this Agreement;

                  (b) To preserve the legal status of the Company as a limited liability company under the North Carolina Act or other applicable state or federal laws if such does not change the substance hereof, and the Company has obtained the written opinion of its counsel to that effect;

                  (c) To cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, to clarify any provision of this Agreement, or to make any other provisions with respect to matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement;

                  (d) To satisfy the requirements of the Code and Regulations with respect to limited liability companies or of any Federal or state securities laws or regulations, provided such amendment does not adversely affect the Membership Interests of Members and is necessary or appropriate in the written opinion of counsel. Any amendment under this subsection (e) shall be effective as of the date of this Agreement;

                  (e) To the extent that it can do so without materially reducing the economic return to any Member on his or her investment in the Company, to satisfy any requirements of federal or state legislation or regulations, court order, or action of any governmental administrative agency with respect the operation or ownership of the Hospital;

                  (f) Subject to the terms of Section 2.5, to extend the term of the Company.

         11.2 Restrictions on Board's Amendments; Amendments by Members. Except as provided in Section 11.1, amendments to this Agreement shall be made only upon the consent of a Majority Vote of Members. Except as set forth in this
Section 11.2, no amendment shall be made pursuant to Section 11.1 which would materially adversely affect the federal income tax treatment to be afforded each Member, materially adversely affect the interests and liabilities of each Member as provided herein, materially change the purposes of the Company, extend or otherwise modify the term of the Company, or materially change the method of allocations and distributions as provided in Article VI.

         11.3 Amendments to Certificates. In making any amendments to this Agreement, there shall be prepared, executed and filed for recording by SAHI such documents amending the Articles of Organization as required under the North Carolina Act.

                                  ARTICLE XIII

                                  MISCELLANEOUS

         12.1 Limited Power of Attorney. Upon the execution hereof, each Member hereby irrevocably constitutes and appoints SAHI his or her true and lawful attorney in his or her name and on his or her behalf to take at any time all such action which SAHI is expressly authorized to perform, or which a Member is expressly required to perform, under this Agreement.

         12.2 Waiver of Provisions. The waiver of compliance at any time with respect to any of the provisions, terms or conditions of this Agreement shall not be considered a waiver of such provision, term or condition itself or of any of the other provisions, terms or conditions hereof.

         12.3 Interpretation and Construction. This Agreement contains the entire agreement among the Members and any modification or amendment hereto must be accomplished in accordance with the provisions of Article XI and Article XII. Where the context so requires, the masculine shall include the feminine and the neuter, and the singular shall include the plural. The headings and captions in this Agreement are inserted for convenience and identification only and are in no way intended to define, limit or expand the scope and intent of this Agreement or any provision thereof. The references to Section and Article in this Agreement are to the Sections and Articles of this Agreement.

         12.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina, exclusive of its conflict of law rules.

         12.5 Partial Invalidity. In the event that any part or provision of this Agreement shall be determined to be invalid or unenforceable, the remaining parts and provisions of said Agreement which can be separated from the invalid or unenforceable provision and shall continue in full force and effect.

         12.6 Binding on Successors. The terms, conditions and provisions of this Agreement shall inure to the benefit of, and be binding upon the parties hereto and their respective heirs, successors, distributees, legal representatives, and assigns. However, none of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company.

         12.7     Notices and Delivery.

                  (a) To Members. Any notice to be given hereunder at any time to any Member, or any document, reports or returns required by this Agreement to be delivered to any Member, may be delivered personally or mailed to such Member, postage prepaid, addressed to him or her at such address as (s)he shall by notice to the Company have designated as his or her address for the mailing of all notices hereunder or, in the absence of such notice, to the address set forth in Article IV hereof. Any notice, or any document, report or return so delivered or mailed shall be deemed to have been given or delivered to such Member at the time it is mailed, as the case may be.

                  (b) To the Company. Any notice to be given to the Company hereunder shall be delivered personally or mailed to the Company, by certified mail, postage prepaid, addressed to the Company at its registered office. Any notice so delivered or mailed shall be deemed to have been given to the Company at the time it is delivered or mailed, as the case may be.

         12.8 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall be deemed an original, and the several counterparts taken together shall constitute the Agreement of the Members.

         12.9 Statutory Provisions. Any statutory reference in this Agreement shall include a reference to any successor to such statute and/or revision thereof.

         12.10 Waiver of Partition. Each party does hereby waive any right to partition or the right to take any other action which might otherwise be available to such party for the purpose of severing its relationship with the Company or such party's interest in the

Equipment held by the Company from the interests of other Members until the end of the term of both this Company and any successor company formed pursuant to the terms hereof.

         12.11    Change In Law.

                  (a) Other than to the extent related to CHN's or its affiliate's tax exempt status, if due to any new law, rule or regulation, or due to an interpretation or enforcement of any existing law, rule or regulation, health care counsel selected by SAHI, with the reasonable approval of the Board, determines in writing that it is reasonably likely that the relationships established between any of the parties to this Agreement including any of their Affiliates and/or successors or assigns will not comply with any law, rule, regulation or interpretation thereof ("Applicable Law"), then the parties hereto hereby agree first, to negotiate in good faith to restructure the relationships established under this Agreement so as to bring them into compliance with such applicable laws while at the same time preserving the material benefits of each of the parties hereto. In the event that a specific proposal for the restructuring of this Agreement is approved by the Board and a Majority Vote of Members, such restructured agreement shall become binding upon all Members of the Company. Second, in the event that within ninety (90) days following the Company's receipt of legal advice in writing from such health care counsel regarding Applicable Law the parties hereto are unable to negotiate an acceptable restructuring of their relationship, then the Board shall have the option, within the following ninety (90) day period, to cause the Company to purchase the Membership Interests of some or all of the Investor Members whose ownership is involved with such noncompliance with Applicable Law for a purchase price equal to the greater of: (i) the Formula Purchase Price or (ii) the amount of the unreturned Capital Contributions (counting all prior distributions by the Company as a return of Capital Contributions) made by each Member to the Company together with interest thereon computed at the Prime Rate as of the date of this Agreement from the date of such contribution through the date upon which the Company pays all amounts due under the terms of this Section 12.11. Such purchase price shall be paid in accordance with the Payment Method. Third, in the event that the Board does not exercise its option to purchase Membership Interests of a Member whose ownership causes the Company not to be in compliance with Applicable Law, such Members may elect in writing within the following forty-five
         (45) day period, to require that the Company be dissolved, in which event the Company shall be dissolved in accordance with the terms of this Agreement.

                  (b) If tax counsel with recognized expertise in the law governing tax-exempt status under 501(c)(3) retained by CHN, after consultation with SAHI, determines in a written legal opinion that CHN continuing as a Member would jeopardize CHN's tax-exempt status under
         Section 501(c)(3) of the Code and CHN so notifies the Company (the "Tax Notice"), CHN and the Board (excluding CHN's representatives) shall diligently negotiate in good faith a restructuring of CHN's Membership Interest or the manner in which CHN holds its Membership Interest to comply with the requirements of
         Section 501(c)(3) of the Code, as applicable to CHN. CHN shall be willing to hold its Membership Interest through a for profit subsidiary, if that avoids jeopardizing its tax-exempt status. If CHN and the Board (excluding CHN's representatives) do not reach an agreement regarding such restructuring of CHN's Membership or the manner in which CHN holds its Membership Interest within ninety (90) days following the Tax Notice, the Board (excluding CHN's representatives) shall cause the Company to either (i) purchase CHN's Membership Interest for a purchase price equal to the greater of (x) the Formula Purchase Price (to be paid in accordance with the Payment Method) or (y) the amount of the unreturned Capital Contributions (counting all prior distributions by the Company as a return of Capital Contributions) made by CHN with respect to its Membership Interest (to be paid in accordance with the Payment Method), in which event CHN shall be bound by the provisions of Section 5.9 for a period of five years after such purchase or (ii) allow CHN to withdraw as a Member (without a return of any Capital Contributions after the date of withdrawal), in which event CHN shall thereafter be bound by the restrictions of Section 5.9 for a period to two years after withdrawal.

         12.12    Investment Representations of the Members.

                  (a) Each Member or individual executing this Agreement on behalf of an entity which is a Member hereby represents and warrants to the Company and to the Members that such Member has acquired such Member's Membership Interest in the Company for investment solely for such Company's own account with the intention of holding such Membership Interest for investment, without any intention of participating directly or indirectly in any distribution of any portion of such Membership Interest, including an and Economic Interest, and without the financial participation of any other Person in acquiring such Membership Interest in the Company.

                  (b) Each Member or individual executing this Agreement on behalf of an entity which is a Member hereby acknowledges that such Member is aware that such Member's Membership Interest in the Company has not been registered (i) under the Securities Act of 1933, as amended (the "Federal Act"), (ii) under the Uniform Securities Act of the State of North Carolina, as amended (the "Uniform Securities Act") in reliance upon the exemption contained in Section 78A-17(9) of the Uniform Securities Act, or (iii) under any other State securities laws. Each Member or individual executing this Agreement on behalf of an entity which is a Member further understands and acknowledges that his representations and warranties contained in this Section are being relied upon by the Company and by the Members as the basis for the exemption of the Members' Membership Interest in the Company from the registration requirements of the Federal Act and from the registration requirements of the Uniform Securities Act and all other State securities laws. Each Member or individual executing this Agreement on behalf of an entity which is a Member further acknowledges that the Company will not and has no obligation to recognize any Transfer to any Person unless and until the provisions of this Agreement hereof have been fully satisfied.

                  (c) Each Member or individual executing this Agreement on behalf of an entity which is a Member hereby acknowledges that prior to his execution of this Agreement, such Member received a copy of this Agreement and that such Member has examined this Agreement or caused this Agreement to be examined by such Member's representative or attorney. Each Member or individual executing this Agreement on behalf of an entity which is a Member hereby further acknowledges that such Member or such Member's representative or attorney is familiar with this Agreement and with the Company's business plans. Each Member or individual executing this Agreement on behalf of an entity which is a Member acknowledges that such Member or such Member's representative or attorney has made such inquiries and requested, received, and reviewed any additional documents necessary for such Member to make an informed investment decision and that such Member does not desire any further information or data relating to the Company or to the Members. Each Member or individual executing this Agreement on behalf of an entity which is a Member hereby acknowledges that such Member understands that the purchase of such Member's Membership Interest in the Company is a speculative investment involving a high degree of risk and hereby represents that such Member has a net worth sufficient to bear the economic risk of such Member's investment in the Company and to justify such Member's investing in a highly speculative venture of this type.

         12.13 Ownership of Shares of MedCath. Each Investor Member agrees that either he shall not acquire, nor continue to own any of the common shares of MedCath to the extent that in the reasonable opinion of health care counsel of MedCath, such ownership, together with referrals of patients to the Hospital by such Investor Member, would cause or constitute a violation of any federal or state law, rule or regulation or that such Investor Member shall not refer patients to the Hospital as long as such referral would cause a violation of any such law, rule or regulation.

         12.14 Legal Counsel. The parties hereto acknowledge and agree that Moore & Van Allen, PLLC is representing MedCath, SAHI and their Affiliates in connection with this Agreement and that CHN and the Investor Members are entitled and encouraged to obtain their own legal counsel in connection with their review and approval, or the withholding thereof of this Agreement. The parties further acknowledge that the Company may request from time to time to have representation from Moore & Van Allen or counsel for CHN. The parties acknowledge that representation will be looked at on a case-by-case basis, and that the question of any conflicts shall be discussed and determined by the Board.

         12.15 Effectiveness of Agreement. This Agreement shall be effective and binding upon all Members once it has been executed by the Company, CHN, SAHI and approved by a Majority Vote of Investor Members.

         IN WITNESS WHEREOF, the parties hereto have hereunto set their respective hands and seals as of the day and year first above written.